Exhibit 23.3

KPMG LLP

PO Box 10426 777 Dunsmuir Street

Vancouver BC V7Y 1K3

Canada

Telephone (604) 691-3000

Fax (604) 691-3031

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Sierra Wireless Inc.:

We consent to the use of our report dated February 29, 2016, with respect to the consolidated balance sheet of Sierra Wireless Inc. as of December 31, 2015, and the related consolidated statements of operations and comprehensive earnings (loss), equity and cash flows for each of the years in the two-year period ended December 31, 2015, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Professional Accountants

Vancouver, Canada

October 24, 2017

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity. KPMG Canada provides services to KPMG LLP.